UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2019

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 25, 2019, Neiman Marcus Group LTD LLC (the “Company”) announced that it had entered into a Transaction Support Agreement (“TSA”) with holders of more than 55% of the outstanding principal amount of the Company’s term loans (the “Term Loans”) under its term loan credit facility and holders of more than 60% of the aggregate principal amount of the Company’s unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 and unsecured 8.000% Senior Cash Pay Notes due 2021 (collectively, the “Unsecured Notes”). To enable the Term Loan holders and holders of Unsecured Notes to prepare and submit joinders to the TSA, the joinder deadline for both groups had been extended to April 5, 2019 at 5:00 pm ET. On April 11, 2019, the Company disclosed to holders of Term Loans and Unsecured Notes that, as of 5:00 pm ET on April 5, 2019, the TSA had been executed by holders of approximately 98% of the outstanding principal amount of the Term Loans and holders of approximately 91% of the aggregate principal amount of the Unsecured Notes. The holders of Term Loans and Unsecured Notes that have consented to the TSA collectively represent over $4 billion of outstanding Term Loans and Unsecured Notes.

On April 10, 2019, Exhibit 6 to the TSA was amended by the required parties to provide or clarify, as applicable, that the 7.125% Senior Debentures due 2028 (the “2028 Debentures”) of The Neiman Marcus Group LLC (the “Issuer”) will be secured by “equal and ratable” liens on certain owned real estate properties, real estate ground leases and real estate operating leases of the Issuer and its subsidiaries, and on shares of capital stock and indebtedness of any Subsidiary (as defined in that certain Indenture, dated as of May 27, 1998 (the “2028 Debentures Indenture”)), in each case pari passu with the Extended Term Loans, and will receive a second priority unsecured guarantee from a new subsidiary that will hold certain real estate leases, as set forth in the chart below.

Collateral and Ranking of Priority of Security Interest; Ranking of Priority of Unsecured Guarantee by New Subsidiary

	Term Priority Collateral (other than New Term Loan Priority Assets)	New Term Loan Priority Assets	ABL Priority Collateral	PropCo Assets and/or Equity Interests of PropCo (pre-call)	PropCo Assets and/or Equity Interests of PropCo (post-call)	Equity Interests of New Subsidiary	50% of Common Equity Interests of MT Issuer	Assets of MyTheresa Guarantor Entities (including MyTheresa Account)(1)	Unsecured Guarantee by New Subsidiary
Extended Term Loans of Consenting Term Loan Lenders under Amended Term Loan Credit Agreement	1	1	2	3	1	1	None	None	1
Initial Loans of Non-Participating Term Loan Lenders under Amended Term Loan Credit Agreement	5 or, at the Company Parties’ option, higher lien priority (up to 1, pari passu with Extended Term Loans)	None	5 or, at the Company Parties’ option, higher lien priority (up to 2, pari passu with Extended Term Loans)	None	None	None	None	None	None

	Term Priority Collateral (other than New Term Loan Priority Assets)	New Term Loan Priority Assets	ABL Priority Collateral	PropCo Assets and/or Equity Interests of PropCo (pre-call)	PropCo Assets and/or Equity Interests of PropCo (post-call)	Equity Interests of New Subsidiary	50% of Common Equity Interests of MT Issuer	Assets of MyTheresa Guarantor Entities (including MyTheresa Account)(1)	Unsecured Guarantee by New Subsidiary
Revolving Credit Agreement	4	4	1	4	5	4	None	None	5
New Second Lien Notes	2	2	3	2(2)	3	2	None	1	3
New Third Lien Notes	3	3	4	1(3)	4	3	1	None	4
Unsecured Notes (Cash Pay Notes and PIK Toggle Notes) that do not tender in the Exchange Offer	None	None	None	None	None	None	None	None	None
7.125% Debentures due 2028	1, pari passu with Extended Term Loans on assets subject to “equal and ratable clause” set forth in the 2028 Debentures Indenture.	1, pari passu with Extended Term Loans on assets subject to “equal and ratable clause” set forth in the 2028 Debentures Indenture.	None	3, pari passu with Extended Term Loans on assets subject to “equal and ratable clause” set forth in the 2028 Debentures Indenture.	2	1, pari passu with Extended Term Loans on assets subject to “equal and ratable clause” set forth in the 2028 Debentures Indenture.	None	None	2

(1)                                         Collateral other than MT Account to be released once MT Account is fully funded with $200 million.

(2)                                         Recovery is capped at $200 million together with the New Third Lien Notes.

(3)                                         Recovery is capped at $200 million together with the New Second Lien Notes.

In connection with the foregoing, holders of a majority of the outstanding principal amount of 2028 Debentures (the “Majority 2028 Debentures Holders”), delivered a joinder to the TSA, as amended.  Further, the Majority 2028 Debentures Holders have agreed, effective upon the closing of the transactions contemplated by the TSA, to direct the trustee under the 2028 Debentures Indenture to execute a supplemental indenture to the 2028 Debentures Indenture to, among other things, amend the reporting covenant in the 2028 Debentures Indenture to substantially replicate the reporting requirements set forth in the indentures governing the Unsecured Notes.  In connection with the foregoing, the Company has agreed to pay the Majority 2028 Debentures Holders a fee equal to $750,000 and certain legal fees and expenses.

The TSA was filed as Exhibit 10.1 to the Form 8-K filed by the Company on March 25, 2019. The Form 8-K filed by the Company on March 25, 2019, and the press release included as Exhibit 99.1 thereto contain additional information with respect to the TSA and the transactions contemplated thereunder.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

The Company has included statements in this current report that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as

amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this current report for reasons, among others, including  (i) the participation by lenders in the exchange transactions contemplated by the TSA, (ii) the ability to satisfy the closing conditions to such transactions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, (v) the impact of publicity surrounding negotiations related to the TSA and related matters, and (vi) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: April 11, 2019	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary